UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 8, 2013 (March 4, 2013)

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A Columbia, Maryland (Address of principal executive offices)	21046 (Zip Code)

(410) 312-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2013, Carrollton Bank (the “Bank”), a subsidiary of Carrollton Bancorp (“Carrollton”), entered into a Retention Bonus Agreement (the “Retention Agreement”) with Robert A. Altieri, the Bank’s Chief Executive Officer.  Under the terms of the Retention Agreement, Mr. Altieri will receive a retention bonus of $85,000 (the “Retention Bonus”) within five business days of the earlier to occur of (1) closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 8, 2012, as amended as of May 7, 2012 and February 28, 2013 (the “Merger Agreement”), by and among Carrollton, Jefferson Bancorp, Inc. (“Jefferson”) and Financial Services Partners Fund I, LLC, and (ii) April 30, 2013 (the “Trigger Date”). In each case, the receipt of the Retention Bonus is subject to Mr. Altieri’s continuous employment with the Bank through the date on which the Retention Bonus becomes payable, except as described below.

If Mr. Altieri’s employment with the Bank is terminated by the Bank, other than for “Cause” (as defined in the Retention Agreement) or Mr. Altieri terminates his employment with the Bank due to his death or disability prior to the Trigger Date, Mr. Altieri will receive the full Retention Bonus.  If Mr. Altieri’s employment is terminated by the Bank for “Cause” or by Mr. Altieri for any reason (other than due to his death or disability) prior to the Trigger Date, Mr. Altieri will not receive any portion of the Retention Bonus.

So long as Mr. Altieri remains employed with the Bank and his salary is not modified by the Bank’s board of directors, he will continue to receive his current salary regardless of whether or not the Retention Bonus is earned.  Mr. Altieri is not a party to any other employment or compensation agreement with the Bank, including any agreement to continue employment with Carrollton or Bay Bank, FSB (“Bay Bank”) if the proposed merger is consummated.

The foregoing summary of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01                      Other Events.

Bay Bank, a subsidiary of Jefferson, acquired Bay National Bank from the FDIC, as receiver, in July 2010.  As part of that transaction, Bay National Bank merged with and into Bay Bank with the FDIC's approval.  As part of the FDIC approval order, Bay Bank was required, for a period of three years from the date of the merger, to obtain prior written non-objection from the FDIC before implementing any material change from its original business plan.  As part of the proposed merger of Carrollton Bank with and into Bay Bank, Bay Bank sought FDIC review of its revised business plan.  In a letter dated March 4, 2013, the FDIC determined that the merger of Carrollton Bank with and into Bay Bank did not represent a material change to the original business plan of Bay Bank and issued its written non-objection to the revised business plan.

Among the closing conditions in the Merger Agreement, the proposed merger of Carrolton Bank with and into Bay Bank remains subject to approval by the Office of the Comptroller of the Currency, and the approval of the merger of Jefferson Bancorp with and into Carrollton remains subject to the approval of the Board of Governors of the Federal Reserve System.  Neither of these agencies has acted as yet on the applications filed with the agencies for approval.

Important Information for Investors and Shareholders

This Report relates to a proposed merger between Carrollton and Jefferson that is the subject of a definitive proxy statement, previously filed by Carrollton with the Securities and Exchange Commission (“SEC”). This Report is not a substitute for the definitive proxy statement or any other document that Carrollton may file with the SEC or that Carrollton or Jefferson may send to its shareholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC OR SENT TO SHAREHOLDERS, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents, when filed, will be available, in the case of Carrollton, free of charge at the SEC’s website (www.sec.gov) or by directing a request to Carrollton through Allyson Cwiek at 410-536-7332 and, in the case of Jefferson, by directing a request to Kevin Cashen at 410-427-3707.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

10.1 Retention Bonus Agreement, between Carrollton Bank and Robert A. Altieri, dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

		By:	/s/ Robert A. Altieri
		Name:	Robert A. Altieri
Date:	March 5, 2013	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1 Retention Bonus Agreement, between Carrollton Bank and Robert A. Altieri, dated March 5, 2013